SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549-1004

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOTORS LIQUIDATION COMPANY

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	38-0572515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

(Address and Telephone Number, including Area Code, of

Principal Executive Offices)

General Motors Savings-Stock Purchase Program for Salaried

Employees in the United States

(Full title of the plan)

The General Motors Personal Savings Plan for Hourly-Rate

Employees in the United States

(Full title of the plan)

ALBERT A. KOCH

President and Chief Executive Officer

Motors Liquidation Company

300 Renaissance Center

Mail Code 482-C37-A99

Detroit, Michigan 48265-3000

(313) 665-2013

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘large accelerated filer,’ ‘accelerated filer’ and ‘smaller reporting company’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Motors Liquidation Company, formerly known as General Motors Corporation, (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statements on Forms S-8 (Registration No. 333-109615 and No. 333-109616, filed with the Securities and Exchange Commission on October 10, 2003, the “Registration Statements”) to deregister any and all Common Stock of the Company and associated plan interests under the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States and The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (collectively the “Plans”) that have not been sold and were previously registered for issuance under the Registration Statements. The Company eliminated the ability of employees to purchase or hold shares of the Company’s Common Stock under the Plans and is therefore filing this Post-Effective Amendment No. 1 to deregister all plan interests and any shares of the Company’s Common Stock that have not been sold under the Plans. Effective July 10, 2009, the Plan and Plan assets were transferred to General Motors Company, formerly known as NGMCO, Inc. pursuant to Section 363(b) of the United States Bankruptcy Code.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on this 14th day of July, 2009.

MOTORS LIQUIDATION COMPANY
(Registrant)

By:	/s/ ALBERT A. KOCH
Albert A. Koch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of July, 2009.

Signature	Title

/s/ ALBERT A. KOCH	President and Chief Executive Officer
Albert A. Koch	(Principal Executive Officer)

Signature	Title

/s/ JAMES SELZER James Selzer	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ STEPHEN H. CASE	Director
Stephen H. Case

/s/ JAMES P. HOLDEN	Director
James P. Holden

/s/ ALAN C. JOHNSON	Director
Alan C. Johnson

/s/ WENDELL H. ADAIR	Director
Wendell H. Adair

/s/ ALAN M. JACOBS	Director
Alan M. Jacobs

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on behalf of the Plans, thereunto duly authorized, the City of Detroit, State of Michigan, on the 14th day of July, 2009.

General Motors Savings-Stock Purchase Program for Salaried Employees in the United States
(Name of Plan)

The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States
(Name of Plan)

By:	/s/ Preston M. Crabill
Name:	Preston M. Crabill
Title:	Director, Pension and Savings Plan, Employee Benefits & Human Resources Operations

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